                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              Ionics, Incorporated
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                 [IONICS LOGO]

Ionics, Incorporated
65 Grove Street
Watertown, Massachusetts 02472-2882

Arthur L. Goldstein
Chairman and Chief Executive Officer

                                                                  March 30, 2000

Dear Stockholder:

     You are cordially invited to attend our 2000 Annual Meeting of Stockholders. The meeting is scheduled for 2:00 P.M. on Tuesday, May 2, 2000, and will be held in the auditorium of the FleetBoston Financial building, 100 Federal Street, Boston, MA 02110.

     The notice of meeting and proxy statement that follow describe the business to be conducted at the meeting.

     As is our custom, we will give a presentation on the highlights for the year 1999 as well as the current status of our business. I sincerely hope that you will be able to attend this meeting and that you will have the opportunity to meet members of our management team.

     Please sign and return your proxy promptly, whether or not you plan to attend. Your vote is very important to the Company.

     On behalf of the Directors and Officers, I wish to thank you for your interest in the Company.
                                            Sincerely,

                                            /s/ Arthur L. Goldstein
                                            ARTHUR L. GOLDSTEIN
                                            Chairman and Chief Executive Officer

                             YOUR VOTE IS IMPORTANT
             Please sign, date and return your proxy card promptly

                                 [IONICS LOGO]

                              IONICS, INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 2, 2000

To the Stockholders of
  Ionics, Incorporated:

     Notice is hereby given that the Annual Meeting of Stockholders of Ionics, Incorporated (the "Corporation" or the "Company") will be held in the auditorium of the FleetBoston Financial building, 100 Federal Street, Boston, Massachusetts, on Tuesday, May 2, 2000 at 2:00 P.M. for the following purposes:

        1. To elect four Class II Directors of the Company, each to serve for a three-year term or until a successor is elected or qualified.

        2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2000.

        3. To consider and act upon such other matters as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 17, 2000 as the record date for determination of the stockholders entitled to notice of and to vote at the meeting. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                            By Order of the Board of Directors

                                            STEPHEN KORN, CLERK
                                            Ionics, Incorporated
                                            65 Grove Street
                                            Watertown, Massachusetts 02472-2882
March 30, 2000

     WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE ENCLOSED HEREWITH.

                              IONICS, INCORPORATED

                                65 GROVE STREET
                      WATERTOWN, MASSACHUSETTS 02472-2882

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                 MARCH 30, 2000

     The Notice of the 2000 Annual Meeting of Stockholders of Ionics, Incorporated (the "Company") is set forth on the preceding page and there is enclosed with this Proxy Statement a form of Proxy solicited by the Board of Directors of the Company. This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Tuesday, May 2, 2000 (the "Annual Meeting") at 2:00 P.M., local time, in the auditorium of the FleetBoston Financial building, 100 Federal Street, Boston, Massachusetts, and any adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, certain of the officers and employees of the Company also may solicit Proxies personally or by telephone or telegram. This Proxy Statement is being first sent to stockholders on or about March 30, 2000. A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1999 (including audited financial statements of the Company) also accompanies this Proxy Statement.

     Only stockholders of record as of the close of business on March 17, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and/or any adjournments thereof. The outstanding stock of the Company on the Record Date entitled to vote consisted of 16,228,620 shares of common stock, $1.00 per share par value (the "Common Stock"). The holders of the outstanding shares of Common Stock are entitled to one vote per share. Stockholders may vote in person or by proxy. Execution of a Proxy will not affect a stockholder's right to attend the meeting and vote in person. All shares represented by valid Proxies received by the Clerk of the Company prior to the meeting will be voted as specified in the Proxy; if no specification is made and if discretionary authority is conferred by the stockholder, the shares will be voted FOR the election of each of the Board's nominees to the Board of Directors in proposal 1; and FOR the ratification of the selection of an auditor in proposal 2. A stockholder giving a Proxy has the power to revoke it at any time prior to its exercise by delivering to the Clerk of the Company a written revocation or a duly executed Proxy bearing a later date, or by attending the meeting and voting such shares in person.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and broker "non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, but not "non-votes," are counted for purposes of determining the number of shares voting on a particular matter submitted to the stockholders for a vote. Neither abstentions nor "non-votes" are treated as having been voted for purposes of determining the approval of any such matter. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker "non-votes" are not considered voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists as of December 31, 1999, the number of shares of the Company's Common Stock beneficially owned by stockholders known by the Company to own more than five percent of such Common Stock outstanding at such date:

                NAME AND ADDRESS OF                  AMOUNT AND NATURE OF      PERCENT OF
                 BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP        CLASS
                -------------------                  --------------------      ----------
Wellington Management Company LLP                        2,046,500(1)             12.6%
     75 State Street
     Boston, MA 02109
Capital Research and Management Company                  1,461,900(2)              9.0%
     333 South Hope Street
     Los Angeles, CA 90071
Hartford Capital Appreciation HLS Fund, Inc.               934,900(3)              5.8%
     200 Hopmeadow Street
     Simsbury, CT 06089

------------

(1) Includes shared voting power as to 1,903,400 shares and shared dispositive power as to all 2,046,500 shares. Wellington Management Company LLP has no sole voting power or sole dispositive power as to any of these shares.

(2) Includes sole dispositive power as to all 1,461,900 shares. Capital Research and Management Company has no voting power and no shared dispositive power as to any of these shares.

(3) Includes shared voting power and shared dispositive power as to all 934,900 shares. Hartford Capital Appreciation HLS Fund, Inc. has no sole voting power or sole dispositive power as to any of these shares.

     The following table sets forth as of the Record Date the number of shares of Common Stock of the Company beneficially owned by each of the directors (including nominees), each of the current executive officers named in the Summary Compensation Table on page 9 of this Proxy Statement, and all directors (including nominees) and executive officers of the Company as a group (17 persons). Unless otherwise indicated, the named person possesses sole voting and dispositive power with respect to the shares.

                                                              AMOUNT AND NATURE OF        PERCENT OF
                 NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP(#)       CLASS(#)
                 ------------------------                    -----------------------      ----------
Douglas R. Brown...........................................            18,161(1)               *
William L. Brown...........................................            18,499(2)               *
Arnaud de Vitry d'Avaucourt................................            33,500(3)               *
Kathleen F. Feldstein......................................             5,160(4)               *
Arthur L. Goldstein........................................           667,481(5)+            4.0%
William E. Katz............................................           259,204(6)+            1.6%
Carl S. Sloane.............................................            10,000(7)               *
John J. Shields............................................            11,960(8)               *
Daniel I.C. Wang...........................................             6,660(9)               *
Mark S. Wrighton...........................................            11,760(10)              *
Allen S. Wyett.............................................            17,000(11)              *
Robert J. Halliday.........................................           106,418(12)+             *
Edward J. Cichon...........................................             6,000(13)              *

                                                              AMOUNT AND NATURE OF        PERCENT OF
                 NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP(#)       CLASS(#)
                 ------------------------                    -----------------------      ----------
Theodore G. Papastavros....................................           162,447(14)+             *
All directors and executive officers as a group (17
  persons).................................................         1,444,408(15)            8.4%

---------------

  # The number of shares of Common Stock deemed outstanding as of the Record
    Date for each individual includes shares of Common Stock outstanding on such date owned by such individual and all shares of Common Stock subject to stock options held by such individual exercisable as of the Record Date or within 60 days after the Record Date.

  *  Less than 1%

  + If certain of the options owned by these executive officers are exercised, certain of the shares would be subject to repurchase in varying amounts if the individual's employment with the Company were to be terminated before specified dates.

 (1) Includes 8,000 shares which Mr. Douglas R. Brown has the right to acquire pursuant to the exercise of stock options.

 (2) Includes 15,000 shares which Mr. William L. Brown has the right to acquire pursuant to the exercise of stock options.

 (3) Includes 11,500 shares which Mr. de Vitry d'Avaucourt has the right to acquire pursuant to the exercise of stock options. Another 12,000 shares, as to which Mr. de Vitry d'Avaucourt shares dispositive power, are held by a financial institution in a fiduciary capacity for the benefit of Mr. de Vitry d'Avaucourt's wife. Such number excludes 341,926 shares held in a trust of which Mr. de Vitry d'Avaucourt's wife is the principal beneficial owner, and also excludes an additional 524,000 shares held in a separate trust, of which Mr. de Vitry d'Avaucourt is the principal indirect beneficiary. Mr. de Vitry d'Avaucourt disclaims beneficial ownership of such 865,926 shares.

 (4) Includes 4,000 shares which Ms. Feldstein has the right to acquire pursuant to the exercise of stock options.

 (5) Includes 430,000 shares which Mr. Goldstein has the right to acquire pursuant to the exercise of stock options. Includes beneficial ownership of 4,926 shares held in the Ionics Section 401(k) Plan for the account of Mr. Goldstein. Does not include 6,800 shares held by members of Mr. Goldstein's immediate family, as to which Mr. Goldstein disclaims beneficial ownership.

 (6) Includes 155,000 shares which Mr. Katz has the right to acquire pursuant to the exercise of stock options. Does not include 4,740 shares held by members of Mr. Katz's immediate family, as to which Mr. Katz disclaims beneficial ownership.

 (7) Includes 9,000 shares which Mr. Sloane has the right to acquire pursuant to the exercise of stock options.

 (8) Includes 11,500 shares which Mr. Shields has the right to acquire pursuant to the exercise of stock options.

 (9) Includes 6,000 shares which Mr. Wang has the right to acquire pursuant to the exercise of stock options.

(10) Includes 11,000 shares which Mr. Wrighton has the right to acquire pursuant to the exercise of stock options.

(11) Includes 15,000 shares which Mr. Wyett has the right to acquire pursuant to the exercise of stock options. Does not include 1,000 shares held by a member of Mr. Wyett's immediate family, as to which Mr. Wyett disclaims beneficial ownership.

(12) Includes 86,000 shares which Mr. Halliday has the right to acquire pursuant to the exercise of stock options. Includes beneficial ownership of 1,258 shares in the Ionics Section 401(k) Plan for the account of Mr. Halliday.

(13) Represents shares which Mr. Cichon has the right to acquire pursuant to the exercise of stock options.

(14) Includes 102,000 shares which Mr. Papastavros has the right to acquire pursuant to the exercise of stock options. Includes beneficial ownership of 2,487 shares in the Ionics Section 401(k) Plan for the account of Mr. Papastavros.

(15) Assumes exercise of options held by the group for all 975,900 shares and that such shares are outstanding.

     The information provided in the above footnotes concerning beneficial ownership in the Ionics Section 401(k) Plan is derived from a Plan statement as of January 31, 2000.

                     EXPLANATION OF AGENDA FOR THE MEETING

PROPOSAL 1.  ELECTION OF DIRECTORS.

     The Company has a Board of Directors currently consisting of four Class I Directors, four Class II Directors and three Class III Directors. The Class I, Class II and Class III Directors currently in office will serve until the annual meeting of stockholders to be held in 2002, 2000 and 2001, respectively, and until their respective successors are duly elected and qualified (or until the director's earlier resignation or removal). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

     It is the intention of the persons authorized by the enclosed Proxy, which is solicited by the Board of Directors, to nominate and elect the four persons named in the table below as Class II Directors, all of whom presently serve as Class II Directors. To be elected, each nominee must receive the affirmative vote of a plurality of the issued and outstanding shares of the Common Stock represented in person or by Proxy at the Annual Meeting and entitled to vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED BELOW. The following table shows, for each nominee, his or her principal occupation since January 1, 1995 and present positions with the Company, period of past service as a Director, age on March 1, 2000, and directorships of other public companies (i.e., companies subject to the reporting requirements of the Securities Exchange Act of 1934 or registered as investment companies under the Investment Company Act of 1940):

                                          PRINCIPAL OCCUPATION
                                        (SINCE JANUARY 1, 1995),
                                         PRESENT POSITIONS WITH                        PERIOD
                                              THE COMPANY                             OF PAST
                                           AND DIRECTORSHIPS                        SERVICE AS A
        NAME AND AGE                   OF OTHER PUBLIC COMPANIES                      DIRECTOR
        ------------                   -------------------------                    ------------
                       Directors whose Terms Expire in 2000 (Class II Directors)

Arnaud de Vitry d'Avaucourt     Engineering consultant                               since 1964
(73)*

William E. Katz                 Executive Vice President of the Company              since 1961
(75)                            since prior to 1995

Daniel I.C. Wang                Institute Professor, Massachusetts                 since May 1997
(64)*                           Institute of Technology

Mark S. Wrighton                Chancellor, Washington University St.                since 1993
(50)#                           Louis, Missouri (since July 1995);
                                previously Provost and Professor of
                                Chemistry, Massachusetts Institute of
                                Technology; Director, Helix Technology
                                Corporation (cryogenic and vacuum
                                technology products), Cabot Corporation
                                (specialty chemicals manufacturing and
                                energy products), and OIS Optical
                                Imaging Systems, Inc. (currently
                                inactive)

---------------

*  Member of Audit Committee

#  Member of Compensation Committee

     The following table contains similar information about the Class I and Class III Directors of the Company, whose terms of office do not expire at the 2000 Annual Meeting and who consequently are not nominees for election in 2000:

                                              PRINCIPAL OCCUPATION
                                            (SINCE JANUARY 1, 1995),
                                             PRESENT POSITIONS WITH                      PERIOD
                                                  THE COMPANY                           OF PAST
                                               AND DIRECTORSHIPS                      SERVICE AS A
           NAME AND AGE                    OF OTHER PUBLIC COMPANIES                    DIRECTOR
           ------------                    -------------------------                  ------------
                         Directors whose Terms Expire in 2002 (Class I Directors)

Douglas R. Brown                      President and Chief Executive                  since May 1996
(45)*                                 Officer, Advent International Corp.
                                      (registered investment advisor)
                                      (since January 1, 1996); Chief
                                      Investment Officer, Advent
                                      International Corp. (1995); Chief
                                      Executive Officer, Advent
                                      International plc (1990-1994);
                                      Director, Advent International Corp.
                                      and Aspen Technology Corp. (computer
                                      software)

Kathleen F. Feldstein                 President, Economic Studies, Inc.           since November 1997
(59)*                                 (economic consulting firm) since
                                      1987; Director, Bank America Corp.,
                                      BellSouth Corporation
                                      (telecommunications services,
                                      systems and products), John Hancock
                                      Financial Services Inc. and
                                      Knight-Ridder, Inc. (newspaper
                                      publishing)

Arthur L. Goldstein                   President and Chief Executive                    since 1971
(64)+                                 Officer of the Company (since prior
                                      to 1995); Chairman of the Board of
                                      the Company since May 1990;
                                      Director, Cabot Corporation
                                      (specialty chemicals manufacturing
                                      and energy products), State Street
                                      Corporation (bank holding company)
                                      and State Street Bank and Trust
                                      Company

Carl S. Sloane                        Professor of Business                       since February 1995
(63)+#                                Administration, Harvard Graduate
                                      School of Business Administration
                                      (since 1991); Director, Sapient
                                      Corporation (information technology
                                      applications and solutions); The
                                      Pittston Company (diversified
                                      products and services ); and
                                      Rayonier, Inc. (specialty pulps,
                                      timber and wood products)

---------------
*  Member of Audit Committee

#  Member of Compensation Committee

+  Member of Executive Committee

                                              PRINCIPAL OCCUPATION
                                            (SINCE JANUARY 1, 1995),
                                             PRESENT POSITIONS WITH                      PERIOD
                                                  THE COMPANY                           OF PAST
                                               AND DIRECTORSHIPS                      SERVICE AS A
           NAME AND AGE                    OF OTHER PUBLIC COMPANIES                    DIRECTOR
           ------------                    -------------------------                  ------------
                        Directors whose Terms Expire in 2001 (Class III Directors)

William L. Brown                      Retired Chairman of the Board, The               since 1991
(78)*                                 First National Bank of Boston;
                                      Director, G.C. Companies, Inc.
                                      (motion picture distribution);
                                      Trustee, Bradley Real Estate Trust

John J. Shields                       General Partner, Boston Capital                  since 1988
(61)#+                                Ventures (venture capital) since
                                      January 2, 1998; President and Chief
                                      Executive Officer, King's Point
                                      Holdings Incorporated (diversified
                                      business information, technology
                                      instrumentation and cranberry
                                      cultivation) April 1993 - December
                                      1997; Director, Centennial
                                      Technologies, Inc. (manufacturer and
                                      marketer of PC cards for
                                      microelectronics applications).

Allen S. Wyett                        President, Wyett Consulting Group,               since 1992
(66)#                                 Inc.

---------------
*  Member of Audit Committee

#  Member of Compensation Committee

+  Member of Executive Committee

     In addition to the Executive Committee of the Board of Directors, which held one telephonic meeting during the year, the Company has an Audit Committee, of which Mr. Douglas Brown is Chairman, and a Compensation Committee, of which Mr. Wyett is Chairman. There is no nominating committee of the Board. The Audit Committee meets with management and with the Company's independent auditors twice a year to review financial results and procedures, internal financial controls, audit plans and recommendations. The Compensation Committee reviews and establishes the remuneration to be paid to certain of the executive officers of the Company, reviews the remuneration to be paid other officers, and acts as the administrator of the Company's stock option and restricted stock plans.

     During 1999, the Board of Directors held four meetings. The Audit Committee met twice and the Compensation Committee met twice. Except for Mr. Douglas Brown, each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served.

     If, at the time of the Annual Meeting, any of the above-named nominees is unable to serve, a circumstance which is not anticipated, and if the enclosed Proxy confers discretionary authority, the persons named in the Proxy will either vote for such substitute nominee(s) as may be designated by the Board of Directors or will vote for a reduction in the number of directors, as determined by the Board.

PROPOSAL 2.  SELECTION OF AN AUDITOR

     The Board of Directors proposes that the firm of PricewaterhouseCoopers LLP, independent certified public accountants, be appointed to serve as auditors for the fiscal year ending December 31, 2000. The ratification of this selection is not required under the laws of Massachusetts, where the Company is incorporated, but the Board of Directors of the Company believes it is sound policy and in the best interests of the stockholders to do so. In the event a majority of the votes cast are against the selection of PricewaterhouseCoopers LLP, the Board will consider the vote and the reasons therefor in future recommendations on the selection of an auditor for the Company.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if desired, and is expected to be available to respond to appropriate questions from stockholders who are present at the meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THIS SELECTION.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides summary information concerning the annual and long-term compensation paid to or earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company during the fiscal years ended December 31, 1999, 1998 and 1997 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                             LONG-TERM COMPENSATION
                                                                     AWARDS
                                                            -------------------------
                                                            RESTRICTED    SECURITIES       ALL OTHER
                                     ANNUAL COMPENSATION      STOCK       UNDERLYING    COMPENSATION(2)
          NAME AND                   --------------------     AWARDS     OPTIONS/SARS   ---------------
     PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)      ($)          (#)(1)            ($)
     ------------------       ----   ---------   --------   ----------   ------------         ---
Arthur L. Goldstein.........  1999    550,000     40,000        0                0          53,283
  Chairman of the Board,      1998    529,600     50,000        0          150,000          53,104
  President and Chief         1997    509,600    120,000        0                0          43,881
  Executive Officer

William E. Katz.............  1999    253,500     25,000        0                0           8,426
  Executive Vice President    1998    244,100     30,000        0           50,000           8,814
                              1997    234,100     60,000        0                0           7,624

Robert J. Halliday..........  1999    197,000     35,000        0                0           3,915
  Vice President, Finance     1998    186,600     40,000        0           50,000           3,774
  and Chief Financial         1997    176,600     60,000        0                0           2,951
  Officer

Theodore G. Papastavros.....  1999    197,000     30,000        0                0           9,374
  Vice President,             1998    186,600     30,000        0           50,000           8,585
  Strategic Planning          1997    176,600     60,000        0                0           6,705

Edward J. Cichon............  1999    197,000     30,000        0                0               0
  Vice President,             1998     81,338(3)  15,000        0           30,000               0
  Equipment Business Group    1997      -           -         -              -              -

---------------

(1) Options granted in 1998 were granted under the Company's 1997 Stock Incentive Plan ("1997 Plan"). Each option is exercisable for one share of Common Stock, which may be purchased upon exercise with either cash or Common Stock. The options granted under the 1997 Plan have a duration of ten years, and are exercisable in 20% installments commencing on the first anniversary of the date of grant. Options may not be transferred by an option holder (other than by will or by the laws of descent and distribution or pursuant to a valid domestic relations order), and may be exercised only while the holder is an employee or within 90 days after termination of employment.

(2) Comprised of (a) Company matching contributions to officer's account in Ionics Section 401(k) Plan, available to all employees after an eligibility period, and (b) amounts accrued under the Company's Supplemental Executive Retirement Plan, described below following the Pension Plan Table. Matching 401(k) Plan contributions in 1999 for the Named Executive Officers in their order of presentation were $4,800, $0, $2,500, $4,800 and $0, respectively. Amounts accrued under the Supplemental Executive Retirement Plan for the Named Executive Officers in 1999 were $48,483, $8,426, $1,415, $4,574 and
    $0, respectively. Employees may elect to contribute to the Ionics Section 401(k) Plan from 1% to 12% of the amount that they would otherwise receive as cash compensation, and the contributed amounts, subject to certain limitations, are not subject to current federal income taxes. Amounts contributed to the Plan are invested at the direction of the employee in shares of the Company's Common Stock or in shares of one or more of seven mutual funds. The Company contributes to the Plan, for the individual accounts of the participants in the Plan, an amount equal to 50% of the amount each participant has elected to invest, up to 6% of compensation, in Common Stock of the Company. Matching amounts are invested entirely in the Company's Common Stock. The contributions by the Company for any one calendar year cannot exceed an aggregate maximum amount fixed from time to time by the Board of Directors.

(3) Mr. Cichon commenced employment with the Company on July 27, 1998.

STOCK OPTION GRANTS

     No stock option grants were made to the Named Executive Officers in 1999. No stock appreciation rights ("SARs") were granted during fiscal 1999.

STOCK OPTION EXERCISES

     The following table provides information, with respect to the Named Executive Officers listed in the Summary Compensation Table, concerning the exercise of options during, and holdings of unexercised options at the end of, fiscal year 1999.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1999
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                            (I)           (II)           (III)               (IV)
                                                                       NUMBER OF
                                                                      SECURITIES
                                                                      UNDERLYING     VALUE OF UNEXERCISED
                                          SHARES                      UNEXERCISED        IN-THE-MONEY
                                        ACQUIRED ON       VALUE         OPTIONS           OPTIONS AT
                                         EXERCISE      REALIZED(2)     AT FISCAL      FISCAL YEAR-END(2)
                 NAME                       (#)            ($)         YEAR-END              ($)
                 ----                   -----------    -----------    -----------    --------------------
Arthur L. Goldstein...................    24,000         382,500        550,000           1,550,000
William E. Katz.......................     -               -            195,000             690,000
Theodore G. Papastavros...............     9,500         140,125        142,000             323,250
Robert J. Halliday....................    11,000          79,161        126,000             199,750
Edward J. Cichon......................     -               -             30,000                   0

---------------
(1) Outstanding options were granted under the Company's 1997 Stock Incentive Plan ("1997 Plan"), described in Note 1 to the Summary Compensation Table on page 9, or under the Company's 1979 Stock Option Plan ("1979 Plan"). All options exercised by Named Executive Officers in 1999 were issued under the 1979 Plan. Each option granted under the 1979 Plan is exercisable for one share of Common Stock, which may be purchased upon exercise with either cash or Common Stock. Options granted under the 1979 Plan have a duration of ten years and one day, and are immediately exercisable, subject to the Company's right to repurchase, during the first five years from the date of grant, a decreasing proportion of any shares purchased upon exercise in the event the employee leaves the Company or desires to sell the shares. Such repurchase rights terminate in the event another entity, person or group acquires 30% or more of the outstanding voting shares of the Company. Options granted under the 1979 Plan may not be transferred by an option holder (other than by the laws of descent or distribution), and may be exercised only while the holder is an employee of the Company or of a subsidiary, or within 30 days after termination of employment, or by the holder's estate for a period of 90 days after his death.

(2) Calculated as the difference between the closing price of the Company's Common Stock, as reported on the date of option exercise (or the sales price on such date if the individual sold on the exercise date) and the exercise price of the option(s) (Column II), and as the difference between the closing price of the Company's Common Stock, as reported on December 31, 1999 ($28 1/8 per share), and the exercise price of the option(s)(Column
    IV).

PENSION PLAN

     Employees of the Company and its domestic divisions and subsidiaries (except for employees of the Fabricated Products Group, based in Bridgeville, Pennsylvania, who participate in a defined contribution pension plan) may at their election participate in the Company's defined benefit retirement plan (the "Retirement Plan") after attaining age 21 and completing one year of service. No benefits vest under the Retirement Plan until an employee has five years of participation, at which time the employee becomes 100% vested. An employee must contribute at least 1% of base salary in order to accrue benefits under the Retirement Plan. The benefits payable upon retirement vary with the years of service and level of compensation while participating in the Retirement Plan. Upon retirement, participants also receive the total of their own contributions to the Retirement Plan plus the earnings thereon. The following table shows the estimated annual Company-provided pension benefits payable to an executive officer or other participant at normal retirement age (age 65) in the Retirement
Plan:

                               PENSION PLAN TABLE
                           (ESTIMATED ANNUAL BENEFITS
                             FOR YEARS OF CREDITED
                               SERVICE INDICATED)

  BASE SALARY AT
RETIREMENT DATE(1)                     5        10        15        20        25        30        35        40
------------------                     -        --        --        --        --        --        --        --
     $ 50,000        ..............  $2,841   $ 5,067   $ 6,933   $ 8,700   $10,467   $12,234   $14,001   $15,768
       75,000        ..............   4,262     7,601    10,474    13,248    16,022    18,797    21,571    24,345
      100,000        ..............   5,682    10,135    14,015    17,796    21,578    25,359    29,140    32,922
      125,000        ..............   7,103    12,668    17,556    22,344    27,133    31,922    36,710    41,499
      150,000        ..............   8,524    15,202    21,097    26,893    32,688    38,484    44,280    50,075
      175,000        ..............   9,659    17,450    24,352    31,155    37,958    44,761    51,564    58,367
      200,000        ..............   9,750    18,571    26,480    34,290    42,100    49,910    57,720    65,531
      225,000        ..............   9,750    19,439    28,355    37,173    45,990    54,807    63,625    72,442
      250,000        ..............   9,750    20,307    30,231    40,055    49,880    59,704    69,529    79,353
      275,000        ..............   9,750    21,176    32,106    42,938    53,770    64,601    75,433    86,265
      300,000        ..............   9,750    22,044    33,982    45,821    57,660    69,498    81,337    93,176
      325,000        ..............   9,750    22,798    35,150    47,402    59,655    71,907    84,160    96,412
      350,000        ..............   9,750    22,827    35,178    47,431    59,683    71,936    84,188    96,441
      375,000        ..............   9,750    22,827    35,178    47,431    59,683    71,936    84,188    96,441
      400,000        ..............   9,750    22,827    35,178    47,431    59,683    71,936    84,188    96,441

---------------
(1) Effective January 1, 2000, under Internal Revenue Code Section 401(a)(17), no more than $170,000 of cash compensation may be taken into account in calculating benefits under the Retirement Plan (adjusted from $160,000).

     Under the terms of the Retirement Plan, only the amount shown as "Salary" in the Summary Compensation Table is covered under "Base Salary" above. The fixed monthly retirement benefit of an officer retiring at normal retirement age (assuming payment is made on a life annuity basis) is determined by the following formula: (i) for years prior to January 1, 1989 -- one half of one percent (0.5%) of the first $550 of base monthly salary as of January 1, 1990, plus one and one-quarter percent (1.25%) of the balance of base monthly salary as of that date, that sum being multiplied by the number of prior years of service; plus (ii) for calendar year 1989, one and one-quarter percent (1.25%) of base monthly salary as of January 1, 1990; plus (iii) for each year after December 31, 1989 -- one and one-quarter percent (1.25%) of base monthly salary as of January 1st of that year. Fixed retirement benefits are not subject to deduction for Social Security benefits or other benefits received by officers.

     The Named Executive Officers have been credited with the following years of service, and would receive the following estimated annual benefits at normal retirement age (65): Mr. Goldstein, 39.6 years, $85,895; Mr. Katz, 50.4 years, $53,600; Mr. Halliday, 9.1 years, $53,658; and Mr. Papastavros, 43.2 years, $61,638. Mr. Cichon has not yet been credited with any years of service under the Retirement Plan.

     In 1996, the Company's Board of Directors adopted a Supplemental Executive Retirement Plan for officers and key employees of the Company ("SERP"). The purpose of the SERP is to permit officers and other key employees whose Base Salary exceeds the maximum pay upon which retirement benefits may be accrued in any year to accrue retirement benefits on Base Salary in excess of that amount, equivalent to the benefits that would have been accrued under the Retirement Plan if Base Salary levels over that amount could be taken into account in calculating benefits under that Plan. The SERP is administered by the Compensation Committee of the Board of Directors.

STOCK PLANS

     The Company currently has four stock ownership plans: the 1979 Stock Option Plan; the 1997 Stock Incentive Plan; the 1994 Restricted Stock Plan; and the 1986 Stock Option Plan for Non-Employee Directors. No new stock options will be granted under the 1979 plan, under which options to purchase 1,546,400 shares were outstanding as of December 31, 1999.

CHANGE IN CONTROL SEVERANCE AGREEMENTS

     The Company has entered into Employee Retention Agreements (the "Agreements") with each of the Named Executive Officers and with eight other officers of the Company or its subsidiaries. The Agreements have an initial term expiring on December 31, 1999, and are automatically extended on an annual basis unless the Company provides at least three months' notice that the Agreements will not be extended. Each Agreement provides for severance benefits if the employment of the employee is terminated by the Company (other than for Cause, as defined in the Agreement, or by reason of his death or disability) or by the employee for Good Reason (as defined in the Agreement) within 24 months after a Change in Control (as defined in the Agreement). Each Agreement provides that, in the event of a Potential Change in Control (as defined in the Agreement), the employee may not voluntarily resign as an employee, subject to certain conditions, for at least six months after the occurrence of such Potential Change in Control.

     The Agreements provide for the following severance benefits: (i) a lump-sum payment equal to 200% (299% in the case of Mr. Goldstein) of the sum of (x) the employee's average annual base salary in the year of his termination and the prior two years plus (y) the average of the cash bonuses paid or awarded to him in respect of the three fiscal years preceding his termination; and (ii) the continuation of life, disability, dental and group health insurance benefits for a period of 24 months without charge to the employee. To the extent that payments to the employee pursuant to the Agreement (together with any other payments or benefits, such as the accelerated vesting of stock options or restricted stock awards, received by the employee in connection with a Change in Control) would result in the triggering of the provisions of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Agreement provides that the payments to be made pursuant to the Agreement will be reduced to the largest amount that would result in no portion of such payments being subject to the excise tax imposed by
Section 4999 of the Code.

     In addition to the foregoing agreements, the Company's stock option and restricted stock plans provide for immediate lapse of the Company's repurchase rights or vesting of all outstanding options and awards upon any Change in Control (as defined in such plans) of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Board of Directors appoints each year from among its members a Compensation Committee (the "Committee"). The Committee, which currently consists of four non-employee directors under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), is responsible for reviewing and establishing the compensation of the executive officers of the Company, and for authorizing grants under the Company's 1997 Stock Incentive Plan (previously under the 1979 Stock Option Plan) and 1994 Restricted Stock Plan. The Committee has furnished this report concerning compensation of executive officers for the fiscal year ended December 31, 1999.

     The compensation program for executive officers involves consideration of cash compensation, the granting of options to acquire the Company's Common Stock, and the granting of restricted stock under the 1994 Restricted Stock Plan.

     Cash Compensation

     Cash compensation of executive officers is structured to include base salary and, based on the achievement of performance objectives, a cash bonus. The Company determines base salary levels of executive officers by comparison to other companies engaged in its industry, represented by those in the "peer group" Index set forth in this Proxy Statement, or in similar industries, subject to an evaluation of comparative overall performance of the companies.

     The policy of the Company is to pay cash bonuses based on the achievement of specified corporate, business unit and individual performance objectives. The cash bonuses listed in the Summary Compensation Table earned by executive officers, as well as by other senior officers, were earned under the Company's Managerial Bonus Program. The Managerial Bonus Program considers both quantitative and qualitative performance. Quantitative performance focuses on two measurements: earnings before interest and taxes (EBIT) achieved by the business unit(s) for which the executive officer has major responsibility or involvement, and EBIT return on the average capital employed by such business unit(s) during the year. Qualitative performance focuses primarily on the degree to which the officer has participated in and contributed to the achievement of specified individual, divisional, departmental or corporate non-financial objectives.

     The Committee, after consideration of management's recommendations, may elect to utilize restricted stock in lieu of a portion of any cash award that might be payable under the Managerial Bonus Program. The Committee may also make discretionary restricted stock awards.

     Budgeted amounts for EBIT and EBIT return on average capital employed are established for each business unit, and for the Company as a whole, early in each fiscal year. At the same time, a corresponding cash bonus target is established for each executive officer based on the budgets of the business unit(s) for which the officer has major managerial responsibility or involvement. The cash bonus actually awarded, determined early in the next fiscal year by the Committee, depends on the extent to which the actual performance of the business unit(s) for which the officer has responsibility or involvement meets or exceeds the budgeted amounts, and on the degree of success in achieving the qualitative objectives.

     The Committee may make discretionary bonus awards in appropriate circumstances in which an executive officer might merit a bonus based on other considerations.

     The 1999 base salary of Mr. Goldstein, the Company's Chief Executive Officer, was established by the Committee in May 1999. In considering Mr. Goldstein's base salary, which was established at $550,000, the Committee compared it to that paid by peer companies and companies in similar industries. In doing so, the Committee reviewed on a comparative basis the Company's financial performance in its industry; improvements in organizational structure; progress in developing strategic "partnering" relationships; and generally Mr. Goldstein's leadership in the development of the Company's business.

     Based on the Company's performance in 1999, and in consideration of such performance in the context of the Company's Managerial Bonus Program discussed above, the Committee approved bonuses as provided for under the program to Mr. Goldstein and other executive officers and key employees on February 25, 2000. Under the terms of the program, Mr. Goldstein was awarded a bonus of $40,000.

     Stock Options

     The Committee believes that stock options are an appropriate mechanism to provide senior management with a long-term incentive to strive for the continued growth and success of the Company. The Company's stock option policy, established by the Committee, is to recognize employee leadership and significant contribution to the Corporation, regardless of the employee's level. The Committee also believes that ownership of the Company's stock by management promotes the enhancement of stockholder value by creating a greater community of interest between stockholders and management. Grants of stock options are now made under the 1997 Stock Incentive Plan, approved by the stockholders at the 1997 Annual Meeting. The size of stock option grants made by the Committee is based on evaluation of a recipient's performance, salary level and number of options held as a result of prior grants. During the fiscal year ended December 31, 1999, no options were granted to Mr. Goldstein or the other executive officers of the Corporation, except for a stock option granted to the Company's Vice President and Corporate Controller upon his commencement of employment.

     Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to the company's chief executive officer and four other most highly compensated executive officers. Certain types of performance-based compensation, such as that available under the Company's 1979 Stock Option Plan and the 1997 Stock Incentive Plan, will not be subject to the deduction limit if certain requirements set forth in Section 162(m) are met.

                                            Respectfully submitted by the
                                            Compensation Committee
                                                 Allen S. Wyett, Chairman
                                                 John J. Shields
                                                 Carl S. Sloane
                                                 Mark S. Wrighton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. To the Company's knowledge, there were no relationships involving members of the Committee or other directors of the Company requiring disclosure in this Proxy Statement.

STOCK PERFORMANCE GRAPH

     The Securities and Exchange Commission (the "Commission") requires that the Company include in this Proxy Statement a line-graph presentation comparing the cumulative, five-year return to the Company's stockholders (based on appreciation of the market price of the Company's Common Stock) on an indexed basis with (i) a broad equity market index and (ii) an appropriate published industry or line-of-business index, or peer group index constructed by the Company. The following presentation compares the Company's Common Stock price in the five year period from December 31, 1994 to December 31, 1999 to the S&P 500 Stock Index and to a "peer group" index over the same period. The peer group index consists of the common stock of Calgon Carbon Corporation, Osmonics, Inc., and Pall Corporation. The peer group previously included United States Filter Corporation, which was acquired by Vivendi S.A. in 1999 and is no longer publicly traded. These corporations are involved in various aspects of the water treatment or liquids separations businesses. The presentation assumes that the value of an investment in each of the Company's Common Stock, the S&P 500 Index, and the peer group index was $100 on December 31, 1994, and that any cash dividends paid by any constituent company (none have been paid by the Company) were reinvested in the same security.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
    IONICS, INCORPORATED, S&P 500 INDEX AND "PEER GROUP" INDEX OF COMPARABLE
                                   COMPANIES
[IONICS GRAPH]

                                                  IONICS, INCORPORATED               S&P 500                   PEER GROUP
                                                  --------------------               -------                   ----------
1994                                                     100.00                      100.00                      100.00
1995                                                     138.65                      137.57                      143.06
1996                                                     152.99                      169.16                      141.58
1997                                                     124.70                      225.62                      117.17
1998                                                      95.42                      290.10                      133.79
1999                                                      89.64                      351.15                      122.92

DIRECTOR COMPENSATION

     Each director who is not an employee of the Company receives an annual retainer of $15,000, plus a fee of $2,000 for each regular meeting of the Board of Directors attended (these fees were increased effective May 5, 1999 from $10,000 and $1,000, respectively). In addition, each non-employee Director who is a member of a Committee also receives a fee of $1,000 for each meeting of the Committee attended (increased from $500, effective May 5, 1999).

     On August 19, 1998, the Board of Directors adopted the 1998 Non-Employee Directors' Fee Plan ("Fee Plan"). The Fee Plan permits non-employee directors to elect to receive payment of the annual retainer fee in cash or in Common Stock. The valuation of the Common Stock is based on the last reported sales price of the Common Stock on the New York Stock Exchange on the trading date next preceding the date of the Board meeting at which payment will be made. Annual retainer fees are paid in two equal annual installments.

     Under the Company's 1986 Stock Option Plan for Non-Employee Directors (the "1986 Plan"), each person who is not an employee of the Company or any of its subsidiaries and who is elected a Director of the Company is automatically entitled to receive an option for 2,000 shares of Common Stock upon his or her initial election (or, if elected by the Board of Directors, at the time of the next annual meeting of stockholders), and an option to acquire 2,000 additional shares upon completion of each next successive year in office. Options granted under the 1986 Plan have an exercise price equal to the fair market value on the date of grant, do not become exercisable until the expiration of six months from the date of grant, and thereafter may be exercised only during certain "window" periods. Options granted under the 1986 Plan expire ten years after the date of grant, and terminate 30 days after the holder ceases to be a director, or 90 days following a director's death. Options for 91,000 shares of Common Stock are currently outstanding under the 1986 Plan.

                             STOCKHOLDER PROPOSALS

     The Company's 2001 Annual Meeting is presently expected to be held on May 3, 2001. Proposals of stockholders intended to be presented at the 2001 Annual Meeting must be received no later than November 30, 2000, for inclusion in the Company's Proxy Statement and proxy for that meeting, except that if the date of the 2000 Annual Meeting is changed by more than 30 calendar days from the presently expected date, the Company must receive such proposal within a reasonable time before the Board of Directors makes its proxy solicitation.

     Under the Company's By-Laws, stockholder proposals submitted for action at the annual meeting but not proposed for inclusion in the Company's Proxy Statement must be given to the Clerk of the Company not less than 80 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. Therefore, stockholders who wish to make a proposal at the 2001 Annual Meeting (other than one that will be included in the Company's proxy materials) must notify the Company no later than February 12, 2001 and no earlier than January 3, 2001. In the case of a special meeting of stockholders, or in the event the annual meeting is called for a date more than 60 days prior to the anniversary date, a stockholder must give such notice no later than 20 days following the date on which notice of the meeting date was mailed or publicly disclosed. Stockholder proposals for nomination of candidates to the Board of Directors are subject to similar time constraints. Articles V and VII of the Company's By-Laws contain certain requirements for the content of such proposals.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1999 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 1999, except for Allen S. Wyett, a director of the Company. Mr. Wyett submitted a late report on Form 5 reporting the sale of 150 shares of Common Stock by the investment manager of an individual retirement account established by Mr. Wyett who sold such shares without Mr. Wyett's knowledge.

                                 OTHER MATTERS

     As of this time, the Board of Directors knows of no other matters to be brought before the meeting. However, if other matters properly come before the meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed Proxy, the persons named in the Proxy will vote the Proxy in accordance with their best judgment as to such matters. Discretionary authority, if conferred by the enclosed Proxy, will include authority to vote on matters concerning which the Company did not receive timely notice pursuant to the provisions of the Company's By-Laws (see "Stockholder Proposals").

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In addition to soliciting stockholders by mail, certain of the Company's directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone or other means of electronic communication. Brokers and other custodians, nominees and fiduciaries will be requested to forward proxy-soliciting material to the owners of stock held in their names, and the Company will reimburse such brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by directors, officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or other means of electronic communication following the original solicitation. The Company may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Company does so, it will pay such firm's customary fees and expenses.

                                            By Order of the Board of Directors

                                            STEPHEN KORN, Clerk
Watertown, Massachusetts
March 30, 2000

                                                                     IONCM-PS-00

                              IONICS, INCORPORATED

                  65 GROVE STREET, WATERTOWN, MASSACHUSETTS 02472

                PROXY FOR ANNUAL MEETING TO BE HELD MAY 2, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ARTHUR L. GOLDSTEIN and STEPHEN KORN, and each of them, as Proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes both of them, or any one if only one be present, to represent and to vote, as designated below, all the shares of Common Stock of Ionics, Incorporated held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Annual Meeting of Stockholders to be held on May 2, 2000, or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, WITH DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, JUST SIGN AND DATE ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

_____________________________________    _______________________________________

_____________________________________    _______________________________________

_____________________________________    _______________________________________

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                            ------------------------
                              IONICS, INCORPORATED
                            ------------------------

RECORD DATE SHARES:
  401(K) PLAN SHARES:

1. Election of all four Class II Directors listed below.

                                                For All   With-   For All
                                               Nominees   hold    Except
 (01) Arnaud deVitry d'Avaucourt
 (02) William E. Katz                             [ ]      [ ]      [ ]
 (03) Daniel I.C. Wang
 (04) Mark S. Wrighton

NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S). YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).


                                                  For    Against  Abstain
2. Proposal to ratify the selection of
   PricewaterhouseCoopers LLP as auditors         [ ]      [ ]      [ ]
   for fiscal year ended December 31, 2000.

3. To consider and act upon such other matters as may properly come before the meeting.

   Mark box at right if an address change or comment has been noted on    [ ]
   the reverse side of this card.

                                                                     DETACH CARD



Please be sure to sign and date this Proxy.   Date
                                                   -----------------------------


----Stockholder sign here--------------------------Co-owner sign here----------


DETACH CARD